Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in the Registration Statement on Form S-1 of TMSR Holding Company Limited of our report dated April 1, 2019, relating to the audit of the financial statements of TMSR Holding Company Limited (the “Company”) as of December 31, 2018 and for the period then ended.

San Mateo, California May 9, 2019	/s/ WWC, P.C. WWC, P.C. Certified Public Accountants